Summary Translation of
Loan Agreement (Renminbi)

Note:  This is not a comprehensive translation.

Borrower (“Party A”): Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Legal Representative : Wu Zishen

Lender (“Party B”): Hohhot Branch of China Citic Bank
Legal Representative: Sun Xiaofan

Location of Execution: Hohhot City

Date of Execution: October 9, 2009

Article I Type of Loan
1.1	Short Term Loan

Article II Amount and Term of Loan
2.1	The amount of loan under this agreement is RMB20,000,000.
2.2	The term of loan under this agreement is commencing October 9, 2009 to September 26, 2010.

Article III Purpose of Loan
3.1	The purpose of loan under this agreement is for raw materials for productions. Without the written consent of Party B, Party A shall not change the purpose of loan.

Article IV Interest Rate and Interest of Loan
4.1
The interest rate under this agreement is the benchmark rate of the People’s Bank of China as of the execution date of this agreement, with the corresponding term of the loan under the agreement; it means that the interest rate under this agreement is 5.31%.

4.2	The interest rate of the loan under this agreement is fixed within the term of loan.
4.3	Formula of Interest Calculation: Commencing the actual drawdown date, the formula of interest calculation is as below:
Interest Rate=Actual Outstanding Balance of Loan x Actual Days of Interest Calculation Period x Yearly Interest Rate/ 360 days
4.4
In case the Loan is not repaid in the principal and interests once in whole, the first interest settlement date is October 20, 2009. The interest is calculated monthly, the interest settlement date is the 20th day of every month.

Article VI Repayment
6.1	The loan under this agreement shall be repaid in the manner as below:
The interest: periodically; the principal: repay upon the maturity of the loan

6.4
In the event Party A needs to prepay the loan prior to its maturity, it shall prepare a irrevocable prepayment plan and submit such plan to Party B in writing, within 30 days prior to the planned prepayment day, and obtained the written consent of Party B.

Article VII Extension of Loan
7.1	Party A shall submit an advanced 30-day written notice to Party B to request the extension of loan and shall obtain the written consent of Party B.

Article VIII Mortgage of Loan
8.1	The loan under this agreement is mortgaged by the mortgage agreement by and Between the mortgagor and Party B.

Article IX Representations and Warranties of Party A
9.1
It is legally incorporated under the laws of the People’s Republic of China and has right and ability to execute and perform this agreement; Party A obtained all of the necessary internal and external approvals and permissions with regard to executing and performing the agreement;

9.2	All of the documents, financials, certificates and other information provided by Party A to Party B under this agreement are true, accurate, legal and valid.

Article X Rights and Obligations of Party A
10.1	Party A shall draw down and execute the loan in accordance with the agreed schedule and purpose set forth in the Agreement.
10.2	Party A shall repay the interest and the principal of loan in accordance with the agreed schedule set forth in the Agreement.
10.3	Party A shall provide the authentic, accurate financial information and other documents as requested by Party B.
10.4
Shall Party A carry out conversion to share-holding system, re-organization, merger, split, co-operating business, joint venture, change in share-holding and other actions could affect the material change in regard to the management and operation of Party A, and may affect rights and interests of Party B hereunder, it shall send the 30-day written notice to Party B and obtain its written consent.

10.5	Party A shall cooperate with the inspection and examination of Party B.
10.6	Without Party B’s prior written consent, Party A shall not transfer any debt obligations under this agreement.
10.7
Party A shall submit an advanced 30-day written notice and obtained Party B’s written consent, in the event Party A transfers or leases the debt obligations under the agreement or dispose of its materials assets.

10.8
Party A shall notify Party B in writing within 3 days upon the occurrence or possible occurrence of the non-performance of this agreement, including but not limited to suspension of business, cessation of operations, dissolution, bankruptcy the decrease of the value of the collaterals under this agreement.

Article XI Rights and Obligations of Party B
11.1	Party B is entitle to inspect the operation of Party A and the use of loan.

11.2	Party B is entitled to claim for the deficiency after Party B dispose of the collaterals to set off the debts under this agreement.
11.3	Party B shall issue the loan if Party A fulfills all of the obligations under this agreement.
11.4
Party B is entitled to request Party A to provide all of the necessary documents in regard to the review of the loan, an shall comply with its confidential obligations to the business, financial and production materials provided by Party A.

Article XII Breach Liability
12.1	In the event any party does not perform or partially perform its obligations under this agreement, it shall bear the breach liabilities.
12.2
Party B is entitled to receive the penalty calculated according to the interest rate set forth in the agreement and the deferral days, in the event Party A does not draw down the loan in accordance with the agreement.

12.3
Party A is entitled to receive the penalty calculated according to the interest rate set forth in the agreement and the deferral days, in the event Party B does not issue the loan in accordance with the agreement.

12.4
Party B is entitled to accelerate the principal an interest under the loan and set off the debts under this agreement by directly withdrawing the funds in the account Party A opened with Party B, if any of the following events occur:

12.4.1	Party A does not repay the principal, interests and other payments in accordance with the agreement;
12.4.2	Party A fails to perform any of its obligations under this agreement;
12.4.3	Party A provides Party B with false information, or omits material financial information;
12.4.4	Party A ceases to repay the loan upon due or is unable or states that it is unable to repay debts;
12.4.5	Party A cease its business, suspense its operation, bankruptcy, its business license is suspended or any lawsuits or legal proceedings that will have adverse effects;
12.4.6	The business address or business scope of Party A changed and adversely affect Party B’s interests under this agreement;
12.4.7	The occurrence of the material financial loss or crisis of Party A;
12.4.8	The financial situation and businesses of the controlling shareholders, or the affiliates of Party A have material crisis;
12.4.9	The industry of Party A has adverse changes;
12.4.10	Party A does not comply with the settlement or deposit procedures in accordance with the agreement;
12.4.11	Party A change the purpose of the loan at its sole discretion;
12.4.12	The management of Party A is suspected to commit material corruptions;
12.4.13	Party A breach its other agreement entered with other creditors;
12.4.14	The mortgagor of Party A breaches the mortgage agreement;
12.4.15	Other events that may cause damages or losses of Party B;
12.5	Party B is entitled to the punitive interest calculated by the interest rate set forth in this agreement plus 50%, if any of the events set forth in Article 12.4 occurs.

12.6	In the event Party A is unable to pay the interest on schedule, Party B is entitled the punitive interest based on the punitive interest rate set forth in Article 12.5
12.7	In the event Party A does not use the loan in accordance with the purpose, the punitive interest rate is the interest rate set forth in the agreement plus 100%.

Article XVI Governing Law
Governing Law: the laws of People’s Republic of China

Article XVII Dispute Resolution
Any dispute arising from and in connection with this agreement shall be submitted to the People’s Court

Party A: Inner Mongolia Yongye Nongfeng Biotechnology Co.,Ltd.
Legal Representative:    (with the signature and corporate seal)

Party B: Hohhot Branch of China Citic Bank
Legal Representative:     (with the signature and corporate seal)